OVERTON, BABIARZ & SYKES, P.C.
                                ATTORNEYS AT LAW
                               DENVER TECH CENTER
                      7720 EAST BELLEVIEW AVENUE, SUITE 200
                            ENGLEWOOD, COLORADO 80111

                                 (303) 779-5900
                            Facsimile (303) 779-6006



                                                                DAVID J. BABIARZ


                                November 24, 1997


United States Exploration, Inc.
1560 Broadway, Ste. 1900
Denver, CO 80202

         Re:      Registration Statement on Form S-3
                  (S.E.C. File No. ____________) Covering
                  Public Offering of 7,700,000 Common Shares

Gentlemen:

     We have acted as counsel to United States Exploration, Inc., a Colorado corporation (the "Company"), in connection with the registration by the Company of an aggregate of 7,700,000 Common Shares, par value $.0001 per share (the "Common Shares"), to be issued by the Company upon conversion of Series "C" Preferred Stock previously issued by the Company (the "Preferred Stock"), all as more fully set forth in the Registration Statement on Form S-3 to be filed by the Company on or about November 25, 1997.

     In such capacity, we have examined, among other documents, the Articles of Incorporation, as amended, Bylaws and minutes of meetings of its Board of Directors.

     Based on the foregoing, and subject to such further examinations as we have deemed relevant and necessary, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.

     2. The Common Shares, when issued upon conversion of the Preferred Stock and the Articles of Incorporation, will be legally and validly issued, fully paid and non-assessable.

     3. The Preferred Stock and underlying Common Shares have been legally and validly authorized under the Articles of Incorporation, as amended, of the Company.

United States Exploration, Inc.
November 24, 1997
Page 2


     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.

                                      Sincerely,

                                      OVERTON, BABIARZ & SYKES, P.C.

                                     /s/  OVERTON, BABIARZ & SYKES, P.C.